UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Powell Industries, Inc.

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POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held February 26, 2010

To the Stockholders of Powell Industries, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Powell Industries, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 8550 Mosley Drive, in Houston, Texas on Friday, February 26, 2010 at 11:00 a.m., Houston time, for the following purposes:

1. To elect three (3) members of the Company’s Board of Directors, with terms to expire in 2013; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed. Stockholders of record as of the close of business on January 4, 2010 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of stock on the books of the Company after such record date.

You are cordially invited to attend the meeting in person. YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

/s/ THOMAS W. POWELL
Thomas W. Powell
Chairman of the Board

Houston, Texas
January 11, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to
be Held on February 26, 2010

This Notice, Proxy Statement, Form of Proxy And Annual Report Are Available At:
http://investor.shareholder.com/powell/annual-proxy.cfm

POWELL INDUSTRIES, INC.
8550 Mosley Drive
Houston, Texas 77075

PROXY STATEMENT
January 11, 2010

Annual Meeting of Stockholders
February 26, 2010

SOLICITATION AND VOTING RIGHTS

The accompanying proxy is solicited by the Board of Directors of Powell Industries, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 26, 2010 at 11:00 a.m., Houston time, at the principal executive offices of the Company at 8550 Mosley Drive, in Houston, Texas 77075, or at any adjournment thereof.

This Proxy Statement, proxy and the accompanying Notice of Annual Meeting, Annual Report to Stockholders and Form 10-K for year ended September 30, 2009, including consolidated financial statements, will be mailed to stockholders on or about January 11, 2010. The Board of Directors of the Company has fixed January 4, 2010, as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of January 4, 2010, there were 11,543,084 shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), outstanding. Each holder of Common Stock will be entitled to one vote for each share owned, except as noted below.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the meeting. The holders of shares represented by proxies reflecting abstentions or “broker non-votes” are considered present at the meeting and count toward a quorum. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers complete proxy forms, they generally vote on those matters as to which they are entitled to vote. On those matters as to which brokers are not entitled to vote without instructions from their customers and have not received such instructions, brokers generally indicate on their proxies that they lack voting authority as to those matters. As to those matters, such indications are called “broker non-votes.”

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors. The persons receiving the greatest number of votes cast at the meeting to fill the directorships with terms to expire in 2013 will be elected as directors of the Company, class of 2013. Thus, abstentions and broker non-votes will have no effect on the election of directors. As to any other matters which may come before the meeting, broker non-votes will have the effect of negative votes as to any such other matters for which the broker is entitled to vote and no effect on those matters for which the broker is not entitled to vote.

The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. A stockholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of stockholders, the Company is required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of Common Stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.  If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 8550 Mosley Drive, Houston, Texas 77075 or by telephone at (713) 947-4422.

Beneficial Stockholders.  If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other stockholders of the Company who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies.  If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify the Company or your nominee, as applicable, and the Company or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 8550 Mosley Drive, Houston, Texas 77075 or by telephone at (713) 947-4422.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The terms of three directors are scheduled to expire at the 2010 Annual Meeting or until their successors are duly elected and qualified under the Company’s bylaws. The terms of the remaining directors continue after the Annual Meeting. The Nominating and Governance Committee has nominated Joseph L. Becherer, Patrick L. McDonald and Thomas W. Powell for election as directors with terms scheduled to expire in 2013 or until their successors are duly elected and qualified. Messrs. Becherer, McDonald and Powell currently serve as directors of the Company with terms scheduled to expire in 2010 or until their successors are duly elected and qualified. Although the Board of Directors does not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for a substitute nominee.

BOARD OF DIRECTORS

The following table sets forth for each nominee and for each director whose term of office continues after the Annual Meeting, his name, age, principal occupation and employment for the past five years, offices held with the Company, the date he first became a director, and the date of expiration of his current term as director.

		Principal Occupation for Past		Director	Term
Name	Age	Five Years(1)	Offices Held With Company	Since	Expires

Stephen W. Seale, Jr.	70	Consultant, Professional Engineer	Director	1985	2012
Robert C. Tranchon	69	President and CEO, Reveille Technology from 1995 until his retirement in 2009; President, Chief Executive Officer, and Director of Ansaldo Ross Hill from 1997 to 2000	Director	2000	2012
James F. Clark	63	Vice President, Square D Corporation from 1989 until his retirement in December 2000	Director	2001	2012
Eugene L. Butler	68	Director and CFO, Deep Down, Inc. since June 2007; Managing Director, CapSource Financial from 2005 to 2007; Chairman of the Board, Intercoastal Terminal from 1991 to 2005	Director	1990	2011
Ronald J. Wolny	70	Vice President, Fluor Daniel, Inc. until his retirement in January 2003	Director	2001	2011
Christopher E. Cragg	48	Senior Vice President — Operations, Oil States International, Inc.	Director	2008	2011
Thomas W. Powell	69	Chairman of the Board since 1984; President and Chief Executive Officer of the Company from 1984 through September 30, 2008	Director, Chairman of the Board(2)	1984	2010
Joseph L. Becherer	67	Senior Vice President, Eaton Corporation from September 1995 until his retirement in October 1997	Director	1997	2010
Patrick L. McDonald	56	President and Chief Executive Officer of the Company	Director, President and Chief Executive Officer of the Company(3)	2008	2010

(1)	None of the corporations listed (other than the Company) is an affiliate of the Company.

(2)	Mr. Powell also served as Chief Executive Officer of the Company until his retirement on September 30, 2008.

(3)	Mr. McDonald served as President and Chief Operating Officer of the Company from February 23, 2007 until Mr. Powell’s retirement on September 30, 2008, at which time Mr. McDonald succeeded Mr. Powell as President and Chief Executive Officer of the Company.

Board Structure, Committee Composition and Meetings

As of the date of this Proxy Statement, the Board of Directors (“Board”) was comprised of nine members, divided into three classes.

The Board is comprised of a majority of independent directors. The Board has determined that Messrs. Joseph L. Becherer, Eugene L. Butler, James F. Clark, Christopher E. Cragg, Stephen W. Seale, Jr., Robert C. Tranchon, and Ronald J. Wolny are “Independent Directors” as such term is defined by Listing Rule 5600(a)(2) of The NASDAQ Stock Market, and that the current members of the audit committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, or the Exchange Act. The Board based its determinations of independence primarily on a review of the responses the directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

Six meetings of the Board were held during the year ended September 30, 2009. No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board during the period that such director served.

It is the Company’s policy that directors attend the Annual Meeting of Stockholders. At the Annual Meeting of Stockholders on February 27, 2009, all of the Company’s directors at that date were present. Stockholders may communicate with directors of the Company by writing to them at the Company’s headquarters. Communications addressed to the Board of Directors will be reviewed by the Secretary of the Company and directed to the members of the Board for their consideration.

Committees, Memberships and Meetings

The Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of The NASDAQ Stock Market.

Audit Committee

The Audit Committee assists the Board in overseeing matters relating to the Company’s accounting and financial reporting practices, the adequacy of its internal controls and the quality and integrity of its financial statements. It is the Board’s agent in overseeing the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to stockholders. The Audit Committee is the focal point for communication between other directors, the Company’s independent registered public accounting firm, internal auditors and management as their duties relate to financial accounting, reporting, and controls. The Audit Committee held four meetings during the year ended September 30, 2009. All meetings of the Audit Committee were separate and apart from meetings of the full Board of Directors during fiscal 2009.

The Audit Committee is comprised of Eugene L. Butler, Christopher E. Cragg, Stephen W. Seale, Jr. and Robert C. Tranchon. The Board of Directors has determined that each of Messrs. Butler and Cragg qualify as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated under the Exchange Act, and that each is an independent director. A copy of the Audit Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Compensation Committee

The Compensation Committee provides oversight on behalf of the full Board on development and administration of the Company’s executive compensation program and each benefit plan in which officers and directors are eligible to participate. The Compensation Committee regularly reviews the Company’s compensation practices, including the methodologies for setting senior management and officer salaries. The Compensation Committee also strives to make the Company’s compensation competitive by comparing the Company’s practices and compensation levels against the results of surveys of related-industry companies. The Compensation Committee has the flexibility to exercise its independent judgment when establishing compensation policies, especially when rewarding individual performance.

The Compensation Committee has the authority to directly engage independent consultants. On a regular basis, consultants have been used to provide advice and ongoing recommendations regarding executive compensation. In 2008 and 2009, the Compensation Committee retained Hewitt Associates LLC to provide market information and analyses regarding named executive officers’ total compensation including base salary, short-term incentive compensation and long-term incentive compensation. The Hewitt Associates LLC analysis and report also included director compensation.

The Compensation Committee is comprised of Joseph L. Becherer, Chrstopher E. Cragg, Stephen W. Seale, Jr. and Ronald J. Wolny. The Compensation Committee, held five meetings during the year ended September 30, 2009. The Compensation Committee also performs an annual self evaluation and the most recent evaluation determined that the Committee met all expectations of the Compensation Committee Charter. A copy of the Compensation Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Nominating and Governance Committee

The Nominating and Governance Committee proposes a slate of directors for election by the Company’s stockholders at each annual meeting and recommends candidates for appointment to the Board to fill any vacancy on the Board. The Nominating and Governance Committee is also responsible for establishing director qualifications and the selection criteria for new directors. The Nominating and Governance Committee recommends to the Board a slate of directors to serve on each standing committee of the Board and recommends one member of each standing committee to serve as chairman of the committee. The Nominating and Governance Committee is also responsible to review and monitor the adherence to the Corporate Governance Guidelines adopted by the Board.

The Nominating and Governance Committee is comprised of Eugene L. Butler, James F. Clark and Robert C. Tranchon. During the year ended September 30, 2009, the Committee held four meetings. In December 2009, the Nominating and Governance Committee met and discussed the current director candidates, and recommended to the Board the reelection of the three candidates nominated above. A copy of the Nominating and Governance

Committee Charter is available on the Company’s web site, www.powellind.com, under the section entitled “Investor Relations.”

Director Compensation

The Company uses a combination of cash and equity based compensation in the form of restricted stock to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. Only the directors who are not employees of the Company or any of its subsidiaries or affiliates, are entitled to receive a fee, plus reimbursement of out-of-pocket expenses for their services as directors. Mr. McDonald, who is also our employee, does not receive any additional compensation for serving as a director. In 2008 and again in 2009, the Compensation Committee utilized Hewitt Associates LLC for market data and analysis of director compensation as part of the Committee’s annual review of director compensation. The studies indicated that the directors’ total compensation is below the 50th percentile of the Proxy Peer Group. Details of these two studies are provided on page 16. For fiscal 2009, compensation for non-employee directors was comprised of the following components:

		Cash	Common
		Compensation	Stock

Quarterly Retainer:		$2,500
Board Meeting Fees:		$2,000
(For each meeting attended)
Committee Chairman Meeting Fees:	Audit	$2,500
(For each meeting attended)	Compensation	$1,250
	Nominating and Governance	$1,250
Committee Member Meeting Fees:	Audit	$1,200
(For each meeting attended)	Compensation	$800
	Nominating and Governance	$800

Annual Restricted Stock Award:			2,000

In addition to the above, the Company reimburses expenses related to attendance of meetings to non-employee directors.

The stockholders voted at the March 16, 2002 meeting to approve the Non-Employee Director Stock Option Plan which superseded the 2000 Non-Employee Director Stock Option Plan adopted by the Board of Directors in 2000. The total number of shares of Common Stock reserved under the plan is 100,000 shares. The plan is administered by the Compensation Committee. The Compensation Committee plans to terminate the 2000 Non-Employee Director Stock Option Plan after all outstanding options granted under it have been exercised or have expired. The last stock options under this plan were issued in June 2004.

The stockholders voted at the April 15, 2005 meeting to approve the Non-Employee Director Restricted Stock Plan. The total number of shares of Common Stock reserved under the plan is 150,000 shares. The plan is administered by the Compensation Committee. Eligibility to participate in the plan is limited to those individuals who are members of the Board of the Company and who are not employees of the Company or any affiliate of the

Company. In accordance with the terms of the Plan, each non-employee director receives 2,000 restricted shares of the Company’s Common Stock annually. In June 2009, each non-employee director was issued 2,000 such shares in accordance with the Restricted Stock Plan.

Director Compensation for Fiscal 2009

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended September 30, 2009.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(1)(2)(3)	($)(4)(5)	($)

Joseph L. Becherer	$22,000	$77,740	$—	$99,740
Eugene L. Butler	$27,900	$77,740	$—	$105,640
James F. Clark	$20,400	$77,740	$—	$98,140
Christopher E. Cragg	$25,200	$77,740	$—	$102,940
Thomas W. Powell	$18,000	$858,214	$390,000	$1,266,474
Stephen W. Seale, Jr.	$20,700	$77,740	$—	$98,440
Robert C. Tranchon	$27,800	$77,740	$—	$105,540
Ronald J. Wolny	$25,500	$77,740	$—	$103,240

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 30, 2009, in accordance with FAS 123R of awards, including awards granted in years prior to September 30, 2009, pursuant to the Company’s long-term incentive compensation plan. The grant date fair values of the stock awards granted are equivalent to the closing stock price on the date of grant at $38.87 per share.

(2)	Except for the issuances referenced in footnote 3 below, all of the referenced stock awards relate to the annual issuance of 2,000 shares of restricted stock to each of our directors, which vest in two equal installments on the first and second anniversaries of the date of grant. Excepting grants to newly appointed directors, following any two years of service, each of our directors would hold 3,000 shares of unvested restricted stock (2,000 unvested shares from the most recent issuance and 1,000 unvested shares from the prior year’s issuance).

(3)	In addition to the grants referenced in footnote 2 above, Mr. Powell was granted a stock award for 21,979 shares of our common stock valued at $780,474 which represented a pro rata portion of his award under the Company’s Long-Term Incentive Compensation Plan granted to him while serving as the Company’s Chief Executive Officer. He resigned after serving for two years of the three year measurement period.

(4)	Thomas W. Powell resigned as the Company’s Chief Executive Officer effective September 30, 2008. He has retained his position as Chairman of the Board and has been compensated as a non-employee director since October 1, 2008. In addition, on July 18, 2008, the Company and Mr. Powell entered into a consulting agreement (the “Consulting Agreement”) in connection with Mr. Powell’s retirement. Pursuant to the Consulting Agreement, Mr. Powell agreed to provide advice and perform certain consulting services to the Company during the period commencing October 1, 2008 and ending September 30, 2010, unless the Consulting Agreement is earlier terminated pursuant to its terms. The Company agreed to pay to Mr. Powell $60,000 per quarter during the term of such Consulting Agreement.

(5)	Thomas W. Powell is also covered by the Company’s Executive Benefit Plan. Pursuant to Mr. Powell’s Executive Benefit Agreement executed under such Plan, following normal retirement after age 65 and having completed at least ten years of continuous employment, he is entitled to salary continuation payments of $150,000 per year for five years and then $75,000 per year for ten years.

CORPORATE GOVERNANCE

The Company has established Corporate Governance Guidelines, which may be found on the Governance page of the Company’s website, www.powellind.com. The Corporate Governance Guidelines include the definition of independence used by the Company to determine whether its directors and nominees for directors are independent, which are the same qualifications prescribed under the Marketplace Rules of The NASDAQ Stock Market. Pursuant to the Company’s Corporate Governance Guidelines, the Company’s non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings occur as an executive session without the management director in attendance in conjunction with regularly scheduled meetings of the Board throughout the year. Because the Chairman of the Board was also formerly a member of management, the separate non-management sessions are presided over by an independent director elected by a majority of the non-management directors. If the non-management directors include directors who are not independent directors (as determined by the Board), because the Chairman of the Board is not an independent director, the independent directors’ separate session is presided over by an independent director elected by a majority of the independent directors.

Nomination Process

The Nominating and Governance Committee will consider written recommendations from stockholders for nominees for director. Any such nominations should be submitted to the Nominating and Governance Committee c/o the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, TX 77075 and should be accompanied by the following information:

•	all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualifications of the nominee.

The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” below.

Nominees for director are selected on the basis of a number of qualifications including their independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board of Directors by preparing a slate of candidates who meet the criteria for selection as a nominee and have any specific qualities or skills being sought based on input from members of the Board. When formulating its recommendations for potential Board nominees, the Nominating and Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as the Nominating and Governance Committee or the Board may deem appropriate.

The Nominating and Governance Committee evaluates the candidates by reviewing their biographical information and qualifications, with qualified nominees being interviewed by at least one member of the Committee. Members of the Board also have an opportunity to interview qualified nominees. The Nominating and Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a nominee be nominated to fill a directorship with an expiring term. Candidates recommended by the Nominating and Governance Committee to fill a directorship with an expiring term are presented to the Board for selection as nominees to be presented for the approval of the stockholders. The Nominating and Governance Committee anticipates that a similar process will be used to evaluate nominees recommended by stockholders, but has not previously received a stockholder recommendation for a nominee for director. The Nominating and Governance Committee typically is responsible for recommending new members to the Board to fill the unexpired term of a directorship vacated during the term or new directorships created by any increase in the size of the Board.

As provided in the Company’s Bylaws, the Board is authorized to nominate and elect a new director when a vacancy occurs between annual meetings of stockholders. In the event of a vacancy on the Board between annual meetings of the Company’s stockholders, the Board may request that the Nominating and Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies. The Company’s Bylaws set the number of directors at nine but permit the Board to increase the number up to fifteen directors upon a resolution adopted by a majority of the Board. At present, the Company has nine directors and the Board has not taken action to add any additional directors. The Board is permitted by the Bylaws to fill existing or newly created directorship slots by a majority vote of the directors then in office.

Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Governance page of the Company’s website, www.powellind.com, are determined by the Board with input from the Nominating and Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business, the candidate’s commitments to the boards of other companies, and personal characteristics, such as integrity and judgment. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. It is the Board’s opinion that the qualification guidelines included in the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, including its executive officers and directors. A copy of the Company’s Code of Business Conduct and Ethics may be obtained at the Investor Relations section of the Company’s website, www.powellind.com, or by written request addressed to the Secretary, Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075. The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of its code of ethics that apply to the chief executive officer, chief financial officer or controller by posting such information on the Company’s website.

Communications with the Board of Directors

The Board of Directors, of which a majority are independent, has unanimously approved a process for stockholders, or other interested persons, to communicate with the Board of Directors. This process is located on the Governance page of the Company’s website, www.powellind.com. The relevant document is titled “Procedures for Communication with Directors.”

In addition, stockholders, or other interested persons, wishing to communicate with the Board of Directors for anonymous complaints about accounting, internal accounting control and auditing issues may call the Company’s toll-free governance hotline at 1-877-888-0002. The Audit Committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed on to the Board. Stockholders, or other interested persons, calling the hotline should provide a sufficiently detailed description of the nature of the matter that the person wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.

Review, Approval or Ratification of Transactions with Related Persons

The Company reviews any transaction between the Company or a subsidiary of the Company and any of our directors, executive officers or any of their immediate family members or any nominee for director or a holder of more than 5% of any class of our voting securities is a participant and the amount of the transaction exceeds $120,000. The Company’s Code of Business Conduct and Ethics requires disclosure by directors of any situation that involves, or may reasonably be inferred to involve, a conflict between a director’s personal interests and the interests of the Company. The Company’s practice when such matters have been disclosed has been to refer the matter for consideration and final determination by the Audit Committee or the independent directors of the Board, or both, which have considered the fairness of the transaction to the Company, as well as other factors bearing upon its appropriateness. In all such matters, any director having a conflicting interest abstains from voting on the matters.

NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Nominating and Governance Committee, upon its own recommendation and approval of the independent members of the Board of Directors, recommended that the Board nominate Joseph L. Becherer, Patrick L. McDonald and Thomas W. Powell for re-election as directors, subject to stockholder approval, for a three-year term ending at the annual stockholder meeting in 2013 and has otherwise satisfied its responsibilities under its charter.

The Nominating and Governance Committee of the Board of Directors,

Robert C. Tranchon, Chairman
Eugene L. Butler
James F. Clark

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 4, 2010 (unless otherwise indicated below), the beneficial ownership of our common stock by each stockholder known to us to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, each director and nominee for director, each of the named executive officers, and all named executive officers and directors as a group. Unless otherwise indicated, the address for all current executive officers and directors is c/o Powell Industries, Inc., 8550 Mosley Drive, Houston, Texas 77075.

	Amount and Nature
	of Beneficial
Name of Beneficial Owner	Ownership(1)		Percent of Class

Thomas W. Powell	2,674,968	(2)	23.2%
PO Box 12818 Houston, Texas 77217
Royce & Associates, L.L.C.	753,548	(3)	6.5%
1414 Avenue of the Americas New York, New York 10019
Joseph L. Becherer	18,371	(4)	*
Eugene L. Butler	13,000	(4)(5)	*
James F. Clark	11,000	(4)	*
Christopher E. Cragg	4,000	(4)	*
Milburn E. Honeycutt	6,279	(6)	*
Don R. Madison	25,295	(7)	*
Patrick L. McDonald	9,014	(8)	*
Stephen W. Seale, Jr.	22,414	(4)	*
Robert C. Tranchon	10,100	(4)	*
Ronald J. Wolny	24,150	(4)	*
All Executive Officers and Directors as a group (11 persons)	2,828,591	(9)	24.5%

*	Less than one percent (1%).

(1)	The persons listed have sole voting power and sole investment power with respect to the shares beneficially owned by them, except as otherwise indicated.

(2)	Mr. Powell has sole voting power and sole investment power with respect to 2,409,494 of such shares, of which 529,666 are held directly, 1,798,628 are held by TWP Holdings, Ltd., a partnership controlled by Mr. Powell, 2,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted

Stock Plan and 79,200 are shares subject to stock options which are exercisable within 60 days of January 4, 2010 by Mr. Powell. Also includes 260,860 shares held by the Thomas Walker Powell Trust, of which Mr. Powell is a co-trustee and shares voting and investment power with respect to the shares held by such trust with the other co-trustees, Michael W. Powell and Holly C. Powell Pruitt. Also includes 3,817 shares allocated to the account of Mr. Powell under the Powell Industries, Inc. Employee Stock Ownership Plan and 797 shares held in trust for the account of Mr. Powell under the Employees Incentive Savings Plan of the Company.

(3)	The shares set forth in the table reflect the number of shares owned as of September 30, 2009, based on a Schedule 13F dated November 10, 2009 filed by Royce & Associates, LLC. Royce & Associates, LLC owned beneficially 753,548 shares of the Common Stock of the Company.

(4)	Includes 3,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

(5)	Includes 4,000 shares subject to stock options which are exercisable within 60 days of January 4, 2010.

(6)	Includes 750 shares subject to stock options which are exercisable within 60 days of January 4, 2010 and 435 shares allocated to Mr. Honeycutt’s account in the ESOP.

(7)	Includes 14,600 shares subject to stock options which are exercisable within 60 days of January 4, 2010 and 972 shares allocated to Mr. Madison’s account in the ESOP.

(8)	Includes 274 shares allocated to Mr. McDonald’s account in the ESOP.

(9)	Includes 89,750 shares subject to stock options which are exercisable within 60 days of January 4, 2010 and 23,000 shares of restricted stock issued in accordance with the Company’s Non-Employee Director Restricted Stock Plan.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Company who are not also a director or a nominee for director. The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Age	Since	Position

Don R. Madison(1)	52	2001	Executive Vice President and Chief Financial and Administrative Officer
Milburn E. Honeycutt(2)	46	2005	Vice President and Controller

(1)	Mr. Madison was elected Executive Vice President and Chief Financial and Administrative Officer of the Company by the Board of Directors at its February 23, 2007 meeting which election became effective on that date. Mr. Madison had previously served as Vice President and Chief Financial Officer of the Company since October 2001.

(2)	Mr. Honeycutt was elected Vice President of the Company by the Board of Directors at its April 15, 2005 meeting which election became effective on that date. From October 2003 through April 2005, Mr. Honeycutt served as Vice President and Controller of Synagro Technologies, Inc. Prior to that, Mr. Honeycutt served in several capacities with Comfort Systems USA, Inc., including Senior Vice President of Finance, Operations, and Corporate Controller. Mr. Honeycutt joined Comfort Systems USA in June 1997.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The Company’s executive compensation programs reflect its culture and philosophy that executives are hired to devise and execute strategies that create long-term stockholder value consistent with our Company’s mission and are appropriately rewarded for doing so. The objectives of our executive compensation programs are 1) to attract and retain executives that possess abilities essential to the Company’s long-term competitiveness and success and 2) to support a performance-oriented environment. The Company’s compensation program for executive officers is based on the simple principles of paying officers competitively and designing compensation programs that support achievement of both short and long term objectives.

What the Compensation Programs Reward

The Company’s executive compensation programs reward decision-making that creates long-term stockholder value, including but not limited to:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the named executive officers;

•	Leadership; and

•	Presentations to financial investors.

Elements of Compensation: Why We Chose Each, How Each was Related to Our Objectives and How We Determined the Amounts

The Company’s executive compensation program is comprised of the following elements:

•	Base Salary;

•	Short-term Cash Incentive Compensation;

•	Long-term Equity Compensation Incentive Plan, or LTIP; and

•	Benefits and Certain Perquisites.

General.  The Compensation Committee considers Company and individual-specific historical information and data derived from market sources, including the results of surveys from compensation consultants regarding related-industry companies, as points of reference for the appropriate mix of compensation elements. To effectively attract, retain and incentivize the best possible executive talent, it is the Company’s opinion that an executive’s total potential compensation should be attractive, but not guaranteed. The total amount of cash compensation that our executives may earn is contingent upon the Company achieving certain performance measures that are established by the Compensation Committee. The Compensation Committee expects executives to focus on the Company’s long-term success. The compensation program is designed to motivate executives to take actions that are best for the Company’s long-term performance.

With regard to studies performed for the Company by compensation consultants, since 2006 three separate studies were made to aid the Company in compensation issues. The 2006 study was performed by Watson Wyatt and dealt mainly with developing the Company’s incentive plans, namely the Long-term Equity Incentive Plan. This study included recommendations for target, maximum and threshold (minimum) percentages of salary to be included in the plan, a recommendation for using earnings per share as the performance criterion, and recommendations of maximum and threshold percentages of target earnings per share value to be included in the plan. The Company’s incentive plans closely follow these recommendations.

In 2008, the Company utilized a competitive compensation analysis and study prepared by Hewitt to determine total compensation for the named executives and also to review director compensation levels. This analysis and study was based upon Hewitt’s Total Compensation Data Base. The results of the study noted that total compensation for the Company’s named executive officers as well as for the directors were aligned with or below the 50th percentile of similar revenue companies.

In 2009, the Company engaged Hewitt again to prepare a more detailed benchmarking study and analysis of total compensation for its named executives and directors. The results of this study were used to verify total compensation awards for fiscal 2009 as well as for determining compensation awards for 2010. The comprehensive 2009 Hewitt study utilized two independent benchmarking methods for determining total compensation. The first method first identified a Proxy Peer Group consisting of 11 companies based on selection criteria including revenues, assets, market capitalization, scope of operations and labor market. The data source included proxy statements, 8-K filings, and Form 4 filings.

These 11 Peer Group Companies are identified hereafter. The second method involved a Diversified Peer Group consisting of 78 companies in the general electrical, industrial and manufacturing fields with generally comparable positions and operations to the Company. The data source with this method utilized Hewitt’s Total Compensation Measurement Data Base. The 78 companies are also identified hereafter. The results of the 2009 Hewitt study again verified that total compensation for the Company’s named executive officers and directors is aligned with or below the 50th percentile of peer group companies.

Proxy Peer Group
Advanced Energy Industries, Inc.
Altra Holdings Inc.
AZZ Inc.
CTC Corporation
DXP Enterprises Inc.
ENGlobal Corporation
ESCO Technologies Inc.
Franklin Electric Company, Inc.
Integrated Electrical Services, Inc.
Methode Electronics Inc.
Power-One Inc.

Diversified Peer Group

3M	Eaton Corporation	MEI Inc.	Steelcase Inc.
Alabama Electric Cooperative	Emerson Electric	Milacron Inc	Stihl Incorporated
Alter Trading Corporation	ESCO Technologies Inc.	Mine Safety Appliances Co	Sypris Solutions, Inc.
Ameron International Corporation	Federal Signeal	Motorola, Inc.	Terex Corporation
Arrow Electronics, Inc.	FMC Technologies	Nintendo of America	Textron Inc.
Ball Corporation	Fortune Brands, Inc.	O. C. Tanner Company	The Marmon Group, Inc
Belden Inc.	General Electric Company	Oil States International, Inc	Thermadyne Holdings
Brady Corporation	Graco Inc.	OMNOVA Solutions, Inc.	Thomas & Betts Corporation
Briggs & Straton Corporation	Haworth, Inc.	Owens-Illinois, Inc.	Toshiba America, Inc
Bunge Limited	Herman Miller, Inc.	Panasonic Corporation of North America	TriMas Corporation
Cameron Drilling and Production	Honeywell International Inc.	Panduit Corp.	Tyco International
Cameron International Corporation	Hubbell Incorporated	Parker Hannifin Corporation	United Technologies Corporation
Case New Holland	Illinois Tool Works Inc.	Phillips Electronics Corporation	Valmont Industries, Inc.
Caterpillar Inc.	Ingersoll-Rand Company	Rockwell Autonotion	Valves & Measurement
CHS Inc.	ITT Corporation	Sauer-Danfoss Inc.	W. L. Gore & Associates, Inc.
Compressions Systems	Joy Global Inc.	Schneider Electric USA	W. W. Grainger, Inc.
Cooper Industries, Inc.	Kaman Corporation	Siemens	Walter Industries, Inc.
Deere & Company	Lord Corporation	Solar Turbines Incorporated	Waters Corporation
Diebold, Incorporated	Manitowoc Company, Inc.	Solectron Corporation	Westinghouse Electric Co.
Dover Corporation			Woodward Governor Company

Base Salary.  The Company pays base salary to executive officers in order to compensate them for day-to-day services rendered to the Company over the course of each year. Salaries for executive officers are reviewed annually by the Compensation Committee. In determining individual salaries, the Compensation Committee considers the scope of the executive’s job responsibilities, unique skill sets and experience, individual contributions, market conditions, current compensation as compared to the results of surveys of related-industry companies conducted by compensation consultants hired by the Compensation Committee, as well as the specific actions and strategic activities of such executive officer for the prior year and the financial plan of the Company for the coming year. In particular, the Compensation Committee reviews each executive’s job performance for the prior year, from both a quantitative aspect and a qualitative aspect. On the quantitative side, the Compensation Committee will look at the Company’s financial performance in several areas as noted below under “Compensation Decisions for 2009,” although the Compensation Committee does not attribute any level of compensation to any particular financial measure. On the qualitative side, the Compensation Committee reviews its relationship and dealings with each particular executive over the course of the prior year and the level of professionalism and judgment of each particular executive.

Incentive Awards and Plans.  The Company’s total compensation plan for the named executive officers includes two incentive based awards, namely a short term cash incentive and a long term incentive plan which is equity based. The performance criterion used as a basis of award for both plans is earnings per share which both the Company and its compensation consultant believe is a most meaningful method to determine overall performance. The short term cash incentive is an annual award based upon earnings per share results compared to plan for the past fiscal year and is awarded at the end of the fiscal year. The Long-term Equity Incentive Compensation Plan is an equity award based upon an accumulated three year total of the earnings per share results compared to plan and is awarded after the third year. The development of the Company’s incentive awards follows industry practices and is in line with our consultant’s recommendations. Initially, the percentage of salary for target awards for each incentive plan is established. These percentages of salary vary for each of the named executive officers and for each plan and are set by the Compensation Committee based on factors including position or grade level and responsibilities within the Company. Next, the Committee establishes threshold or minimum percentages of salary which may be awarded if targets are not met and also, maximum percentages of salary if targets are exceeded. The specific information is provided on the included tables. After establishing salary percentages for each plan, the Committee then determines target earnings per share goals as well as threshold earnings per share which represent the results required for any award and earnings per share results for maximum possible awards. In summary, both plans include thresholds, which, if earnings per share results fall below these values, no awards are made. The plans also are capped at a maximum possible award, even if earnings per share results exceed the maximum. As stated, the Committee sets the target, threshold and maximum earnings per share forecasts for both plans and awards. Factors and considerations used by the Committee to determine the earnings per share forecasts include industry conditions, client conditions, forecasts using publicly published data, financial industry forecasts, market research, and in-house research and forecasts.

Short-term Cash Incentive Compensation.  The Company utilizes cash incentive pay in order to incentivize the achievement of specific operating results each year and to encourage short-term performance. The methodology for determining annual cash incentive pay is identical for each of our named executive officers. The Compensation Committee determines Company and objectives on an annual basis. For fiscal 2009, the Compensation Committee considered the Company’s performance based on earnings per fully diluted share for short-term cash incentive compensation determinations. The Compensation Committee reviews the recommended cash incentive compensation potential of each executive officer and may revise, upward or downward, the threshold, target and maximum percentages of base salary that can be awarded based on the objectives initially set.

The table below sets forth the short-term cash incentive compensation for each named executive officer.

Short-term Cash Incentive Compensation

	Target	Minimum	Maximum
	Earnings Per Share	Earnings Per Share(1)	Earnings Per Share(2)
Named Executive Officer	(Percent of Base Salary)	(Percent of Base Salary)	(Percent of Base Salary)

Patrick L. McDonald	100%	50%	100%
Donald R Madison	80%	40%	80%
Milburn E. Honeycutt	50%	25%	50%

Notes:	(1) The minimum earnings per share is 50% of target earnings per share.

(2) The maximum earnings per share is equal to the target earnings per share

Long-term Equity Incentive Compensation Plan.  It is the Company’s opinion that the interests of stockholders are best served when a portion of employee compensation is tied to equity ownership. Pursuant to the Company’s incentive compensation plan, as amended, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other equity-based awards. Historically, the Company has used either stock options or restricted stock awards as a means to incentivize long-term employment and performance and to align individual compensation with the objective of building long-term stockholder value.

The Compensation Committee’s practice is to make all annual compensation decisions, including approval of equity awards to named executive officers, at its regularly scheduled September meeting. These awards subsequently become effective upon the Board of Director’s approval of the Company’s annual operating plan, which occurs in a Board meeting that immediately follows the Compensation Committee’s meeting on the same or the following day. The Compensation Committee’s practice is to award restricted stock unit awards based on the average of NASDAQ’s high and low price of the Company’s Common Stock on the effective date of the grant.

The Compensation Committee exercises discretion in determining the number and type of equity awards to be given to our named executive officers as long-term incentive compensation. In exercising its discretion, the Compensation Committee considers a number of factors, including individual responsibilities, competitive market data, stock price performance, and individual and Company performance. Subject to the express provisions of the incentive compensation plan and directions from the Board, the Compensation Committee is authorized, among other things, (i) to select the executives to whom equity awards will be granted; (ii) to determine the type, size and terms and conditions of equity awards, including vesting provisions and whether such equity awards will be time or performance based; and (iii) to establish the terms for treatment of equity awards upon a termination of employment. In setting individual awards for the annual grants made in 2007, 2008 and 2009, the Compensation Committee considered incentive levels that were recommended by Watson-Wyatt in 2006. In September 2009, the Compensation Committee targeted a 100% allocation of the total long-term equity incentive value to be comprised of long-term performance-vesting restricted stock unit awards.

Vesting of restricted stock unit awards given to named executive officers in October 2006, 2007, 2008 and 2009 is dependent on 1) such officer’s continued service for three years following the award and 2) the Company achieving specified relative earnings per share performance objectives over such three-year period. Accordingly, vesting of restricted stock units awarded in October 2009 occurs at the end of fiscal 2012.

The table below sets forth long-term equity compensation for each named executive officer.

Long-term Equity Incentive Compensation Plan

	Target	Minimum	Maximum
	Earnings Per Share	Earnings Per Share(1)	Earnings Per Share(2)
Named Executive Officer	(Percent of Base Salary)	(Percent of Base Salary)	(Percent of Base Salary)

Patrick L. McDonald	100%	50%	150%
Donald R Madison	50%	25%	75%
Milburn E. Honeycutt	40%	20%	60%

Notes:	(1) The minimum earnings per share is 80% of target earnings per share.

(2) The maximum earnings per share is 150% of the target earnings per share.

In summary, the Company’s Long-term Equity Incentive Compensation Plan provides for the following key factors:

•	Aligns the interest of management with the long term interests of the shareholders,

•	Allows award payments directly linked to the long term company performance and is an effective means of attracting and retaining key talent,

•	Communicates with clarity the objectives of the Plan, and

•	Describes the mechanics of the Plan to both the named executive officers and the shareholders.

In addition, the operational features of the Long-term Equity Incentive Compensation Plan can be summarized as follows:

•	Each performance cycle lasts three years and a new performance cycle commences each year resulting in overlapping performance cycles.

•	Plan participants receive a performance contingent grant of restricted shares at the start of each performance cycle. The number of restricted shares is based upon salary and the share price on the date of grant and represents the target number of shares that may be ultimately earned.

•	The actual number of shares earned will increase or decrease by a factor of 0-150% of the number of performance contingent restricted stock shares initially granted depending on the achievement of performance goal (earnings per share) established at the start of the performance cycle.

•	The ultimate value of awards depends on the number of shares earned and the share price at the end of the performance cycle.

Perquisites and Benefits:  The Company provides its named executive officers with a very limited number of perquisites that in the Company’s and the Compensation Committee’s opinions are reasonable and consistent with its overall compensation program, and necessary to remain competitive. The Compensation Committee periodically reviews the levels of perquisites provided to the named executive officers. Costs associated with perquisites provided by the Company are included in the footnote to the Summary Compensation Table for Fiscal 2009, 2008 and 2007 appearing on page 24 of this proxy. The perquisites provided include use of a Company vehicle, for the chief executive officer, or a vehicle allowance, for the Company’s other named executive officers.

401(k) Plan.  Powell Industries, Inc. 401(k) Plan is a tax-qualified retirement savings plan in which most U.S. employees, including the named executive officers, are eligible to participate. Key elements of the plan include: participants may elect to make contributions on a pre-tax basis, contributions are limited by the tax code, the Company matches 100 percent of the first 4 percent of pay that is contributed to the savings plan, and all employee contributions vest immediately.

ESOP.  Powell Industries, Inc. Employee Stock Ownership Plan is a tax-qualified plan in which most U.S. employees, including the named executive officers, are eligible to participate. This plan was initially funded in 1992 with 793,525 shares. As of December 31, 2008, all shares were distributed to plan participants. The Company has no plans to contribute additional shares to the plan.

Deferred Employees’ Compensation Plan.  The named executive officers are eligible to participate in the Powell Industries, Inc. Deferred Compensation Plan, which is a non-qualified, unfunded retirement savings plan. This plan provides the opportunity to increase deferrals of base salary and to elect deferrals of IC awards. Key elements of the plan include: participants can contribute up to 50 percent of their base salary and 100 percent of their short-term cash incentive compensation awards, base salary and short-term cash incentive compensation deferrals not eligible for an employer matching contribution, and all contributions vest immediately.

Change in Control.  In addition to change in control provisions found in the Company’s compensation and defined benefit plans which apply to all participants in those plans, the Company has an executive severance plan in which all named executive officers participate. However, the Board may terminate this executive severance plan in its sole discretion at any time.

In the event of a change in control, each named executive officer will receive their maximum payout factors for both long-term equity incentive compensation and short-term cash incentive compensation. Additionally, all unvested stock options, SARs, restricted stock and restricted stock units vest immediately. Stock options and SARs remain exercisable over the normal life of the grant. Change in control is defined as when one or more of the following occur:

•	Any acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors of the Company (the “Outstanding Voting Securities”);

•	The merger or consolidation of the Company with any other entity if any person or group of persons (as defined in Rule 13d-5), together with his or its affiliates, is the beneficial owner, directly or indirectly, of 35% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors;

•	Continuing Directors no longer constitute a majority of the Board; the term “Continuing Director” means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of directors who were members of the Board on the date hereof; or

•	The Company transfers substantially all of its assets to another corporation which is a less than 80% owned subsidiary of the Company.

The Company does not have any special severance agreements or packages (such as golden parachutes) under which payments are to be made to any named executive officer. Potential payments to named executive officers may, however, be available under the terms of existing compensation and benefit programs in the case of 1) termination (including voluntary separation, termination for cause or long-service separation) or 2) a change in control of the Company.

Terms of Potential Payments — Termination

The terms of potential payments to named executive officers in each of the following termination scenarios under existing compensation and benefit programs follows:

•	Voluntary Separation (resignation)

•	Termination for Cause (termination)

•	Long Service Separation (retirement)

Short-term cash incentive compensation.  In the event of retirement at September 30, 2009, named executive officers would be eligible to receive the amount otherwise payable to them for the 2009 plan year under their applicable short-term cash incentive compensation. In the case of termination or resignation at September 30, 2009, the named executive officer would forfeit all short-term cash incentive compensation. Potential amounts and assumptions regarding the short-term cash incentive compensation are included in the Potential Payments upon Termination or Change of Control at Fiscal Year-End table on page 29.

Long-term performance awards.  In the event of retirement at September 30, 2009, named executive officers would be eligible to receive amounts otherwise payable to them under the long-term incentive compensation feature of the Company’s 1996 Stock Option and Long-Term Incentive Plan (long-term plan). The named executive officers’ eligibility and award amount would be determined at the conclusion of the performance period, depending on the achievement of the established performance criteria. Potential amounts and assumptions regarding the long-term incentive compensation are included in the Potential Payments upon Termination or Change of Control at Fiscal Year-End table on page 29. These terms are applicable to all employees covered by the long-term plan.

Deferred compensation.  The Nonqualified Deferred Compensation during Fiscal 2009 on page    describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash incentive compensation awards by named executive officers. These plans do not provide for matching contributions by the Company. Named executive officers are eligible to receive the amount in their deferred compensation account following termination under any termination scenario unless the named executive elects to further defer payment as permitted by the plans. The Nonqualified Deferred Compensation column of the Potential Payments upon Termination or Change of Control at Fiscal Year-End table on page 29 assumes the named executive officer terminated employment at September 30, 2009 with no further deferral of payments.

Severance pay.  Other than in accordance with the terms of existing compensation and benefit programs discussed above, no special severance payments will be made to any named executive officers including in the event of a change of control.

Terms & Potential Payments — Change in Control

Change in control provisions within our long and short-term compensation programs generally provide for accelerated vesting and do not provide for extra payments. For purposes of short-term cash incentive compensation, acceleration means that the participant would receive the maximum payout available to such participant in the case of a change of control. These change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of termination of employment without cause or for good reason within 12 months following a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of stockholders. The terms are applicable to all employees covered by these plans and there are no payments made for voluntary separation, resignation and termination for cause.

Summary of Overall Compensation Objectives

Consistent with the Company’s compensation philosophy and objectives discussed above, it is the Compensation Committee’s opinion that its use of the three primary elements of compensation described above provides competitive salaries, allows opportunities for significant cash incentive compensation to encourage short-term performance and establishes significant long-term equity incentive opportunities aligned with stockholder interests. The Company also adds value to the compensation package of its named executive officers through perquisites in the form of automobile use or automobile allowance and contributions to the Company’s 401(k) Plan.

How the Company Determines Compensation for Executives

Performance Evaluation: Chief Executive Officer.  The Board evaluates the chief executive officer’s performance based on:

•	The Company’s financial performance;

•	The accomplishment of long-term strategic objectives;

•	The development of the Company’s top management team;

•	Specific objectives assigned to the chief executive officer;

•	Leadership; and

•	Presentations to financial investors.

The Compensation Committee also reviews the information provided by the compensation consultant and then makes recommendations to the Board regarding the chief executive officer’s compensation based on the market comparison and performance assessment. The Board has the authority to exercise its discretion regarding the chief executive officer’s compensation. The Board, excluding the chief executive officer who is not present during these discussions, makes final decisions regarding the chief executive officer’s compensation.

Performance Evaluations: Named Executive Officers other than the Chief Executive Officer.  Each year the chief executive officer submits a performance assessment and compensation recommendation for each of the other named executive officers to the Compensation Committee. The chief executive officer also participates in the discussions with the Compensation Committee prior to their approval of compensation for such officers. The performance evaluation is based on factors such as:

•	Achievement of individual and the Company’s objectives;

•	Contribution to the Company’s performance; and

•	Leadership accomplishments.

The Compensation Committee also reviews the information provided by the compensation consultant and either approves or adjusts the chief executive officer’s recommendation. The committee has the authority to exercise discretion regarding individual performance awards.

Compensation Decisions in 2009

Base Salary.  In late 2008, the Compensation Committee increased the fiscal 2009 base salaries of each of our named executive officers by percentages ranging between 3% and 28% over amounts paid in fiscal 2008. The 28% increase for Mr. McDonald is primarily the result of Mr. McDonald’s promotion from Chief Operating Officer to Chief Executive Officer. The base salary increases were given after the Compensation Committee noted that the Company:

•	The Company experienced record revenues;

•	The Company experienced year-to-year EBIT and earnings per share growth in excess of 50%; and

•	The 2008 and 2009 peer and competitor compensation data from Hewitt indicating that the base salaries of our named executive officers were aligned with or below the market median.

In addition, the Compensation Committee considered the overall performance and increasing size of the Company as well as the recommendations of the chief executive officer, as it concerned the compensation of the other named executive officers.

Short-term Cash Incentive Compensation and Long-term Equity Incentive Compensation Decisions.  For fiscal 2009, the Compensation Committee considered earnings per share in making its short term cash incentive and long term equity incentive determinations. The target earnings per share for fiscal 2009 was $1.75 vs. an actual earnings per share of $3.43. The target accumulated 3 year total earnings per share for fiscal 2007, 2008 and 2009 was $4.40 versus actual earnings per share of $6.57. Therefore, in accordance with each incentive plan the short term cash incentive award was 100% of target and the long term incentive equity award was 149% of target.

All compensation paid to or earned by the named executive officers in fiscal 2009 is disclosed in the Summary Compensation Table for Fiscal 2009, 2008 and 2007 on page 24 of this proxy.

Deductibility of Compensation

The goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), to the extent possible, with respect to long-term and short-term incentive programs to avoid losing the deduction for compensation in excess of $1,000,000 paid to any named executive officer. The Company has generally structured performance-based compensation plans with the objective that amounts paid under those plans are tax deductible and the plans must be approved by the Company’s stockholders. However, the committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.

Executive Compensation Tables

SUMMARY COMPENSATION TABLE FOR FISCAL 2009, 2008 AND 2007

The following table provides certain summary information concerning cash and certain compensation paid to the Chief Executive Officer, Chief Financial Officer and all other executive officers of the Company.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation(2)	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(1)	($)	($)	($)	($)

Patrick L. McDonald,	2009	$441,404	—	$275,948		$430,000	—	$42,618	$1,189,970
President and Chief	2008	$391,257	—	$90,812	—	$224,250	—	$27,063	$733,382
Executive Officer(3)	2007	$161,120	—	—	—	$156,900	—	$20,934	$338,954
Don R. Madison,	2009	$318,100	—	$306,984	—	$247,000	$39,066	$36,226	$947,376
Executive Vice President,	2008	$286,790	—	$101,018	—	$216,000	$(70,919)	$26,038	$558,927
Chief Financial and Administrative Officer, Secretary and Treasurer	2007	$246,735	—	—	—	$103,150	$45,694	$24,083	$419,662
Milburn E. Honeycutt,	2009	$200,769	—	$160,825	—	$97,500	—	$32,434	$491,528
Vice President and	2008	$190,001	—	$52,928	—	$92,750	—	$21,757	$357,436
Controller of the Company	2007	$185,526	—	—	—	$80,000	—	$22,496	$288,022

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended September 30, 2009, 2008 and 2007, in accordance with FAS 123R, including awards granted in years prior to September 30, 2007, pursuant to our incentive compensation plan.

(2)	The amounts in this column reflect:

•	Matching contributions allocated by the Company to each of the named executive officers pursuant to the Powell Industries, Inc. 401(k) Plan;

•	Automobile allowances for Messrs. McDonald, Madison, and Honeycutt of $30,000, $24,000 and $18,000, respectively; and

•	Contributions of the Company’s common stock made by the Company to each of the named executive officers under the Powell Industries, Inc. ESOP based on the value of such common stock on the date such shares were earned and on 137 shares being allocated to each of the named executive officers for 2009 and 2008 and 161 shares being allocated to Messrs. Madison and Honeycutt for 2007. Mr. McDonald did not participate in this plan for 2007.

(3)	Mr. McDonald served as President and Chief Operating Officer of the Company from February 23, 2007 until Thomas Powell’s retirement as Chief Executive Officer on September 30, 2008, at which time Mr. McDonald succeeded Mr. Powell as President and Chief Executive Officer of the Company.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2009

The following table shows equity awards granted to the named executive officers during the fiscal year ended September 30, 2009. The equity awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

								All Other	All Other
								Stock	Option
								Awards:	Awards:
								Number of	Number of	Exercise or	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Base Price	Fair Value
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	of Option	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	(#)	(#)	(#)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards ($)(1)

Patrick L. McDonald	10/01/08	215,000	430,000	430,000	5,312	10,623	15,935	—	—	39.92	424,070
Don R. Madison	10/01/08	123,500	247,000	247,000	1,907	3,814	5,721	—	—	39.92	152,255
Milburn E. Honeycutt	10/01/08	48,750	97,500	97,500	964	1,927	2,891	—	—	39.92	76,926

(1)	This value is based on the assumption that the target number of shares are issued at the price set forth in the table.

The following table summarizes information as of September 30, 2009 about our equity incentive compensation plans.

Number of Securities Remaining
	Number of Securities to be	Weighted-average	available for Future Issuance
	Issued Upon Exercise of	Exercise Price of	Under Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities Shown in
Plan Category	Warrants and Rights	Warrants and Rights(2)	the First Column)(3)

Equity compensation plans approved by shareholders(1)	302,330	$17.14	1,292,553
Equity compensation plans not approved by shareholders	—	—	—

Total	302,330	$17.14	1,292,553

(1)	Consists of shares of common stock issued or remaining available for issuance under our Restricted Stock Plan, our 2000 Non-Employee Stock Option Plan, our 2006 Equity Compensation Plan and our 1992 Stock Option Plan.

(2)	This weighted average exercise price applies only to 237,350 shares issuable upon exercise of outstanding options under our 1992 Stock Option Plan. The remainder of the outstanding securities are either unvested shares of restricted stock or the target amounts of restricted stock units for which there is no applicable exercise price.

(3)	Consists of 84,000 shares remaining available for issuance under our Restricted Stock Plan, 33,000 shares remaining available for issuance under our 2000 Non-Employee Stock Option Plan, 675,553 shares remaining available for issuance under our 2006 Equity Compensation Plan and 500,000 shares remaining available for issuance under our 1992 Stock Option Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options and restricted stock unit awards of the named executive officers at September 30, 2009. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards				Stock Awards
							Equity
							Incentive
					Equity Incentive		Plan Awards:
					Plan Awards:		Market or
					Number of		Payout Value
	Number of	Number of			Unearned		of Unearned
	Securities	Securities			Shares, Units		Shares, Units
	Underlying	Underlying			or Other		or Other
	Unexercised	Unexercised	Option		Rights That		Rights That
	Options	Options	Exercise	Option	Have Not		Have Not
	(#)	(#)	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)

Patrick L. McDonald	—	—	$—		3,716	(1)	$142,657	(2)
					10,623	(1)	$407,817	(2)
Don R. Madison	4,500	—	$15.10	6/25/2010
	10,100	4,400	$18.44	6/24/2012
					3,583	(1)	$137,551	(2)
					3,814	(1)	$146,419	(2)
Milburn E. Honeycutt	750	1,500	$18.44	6/24/2012
					1,964	(1)	$75,398	(2)
					1,927	(1)	$73,978	(2)

(1)	Represents the number of shares underlying outstanding restricted stock units that would be granted at target levels.

(2)	Based on the closing sales price per share of the Company’s common stock on September 30, 2009.

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL 2009

The following table sets forth information with respect to the named executive officers concerning the exercise of stock options and the receipt of stock awards during fiscal 2009.

	Option Awards		Stock Awards(1)
	Number of Shares	Value Realized	Number of Shares		Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting		on Vesting
Name	(#)	($)	(#)		($)

Patrick L. McDonald	—	—	7,771	(2)	$275,948	(3)
Don R. Madison	—	—	8,645	(2)	$306,984	(3)
Milburn E. Honeycutt	750	$14,318	4,529	(2)	$160,825	(3)

(1)	The numbers and values represented in this table for stock awards reflect pre-tax amounts. The Company withholds from the amount reflected in this table for personal income tax withholding.

(2)	The number of shares reflected herein represent the number of shares earned as a result of the vesting of restricted stock units during the fiscal year.

(3)	Based on the closing sales price of the Company’s common stock on September 30, 2009.

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL 2009

The following table sets forth information with respect to the named executive officers nonqualified deferred compensation during fiscal 2009.

Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contributions	in Last	Earnings	Withdrawals/	Balance at
	in Last Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	Last Fiscal Year-End
Name	($)	($)	($)	($)	($)

Patrick L. McDonald	—	—	—	—	—
Don R. Madison	$66,383	—	39,066	—	$390,528
Milburn E. Honeycutt	—	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE OF CONTROL AT FISCAL YEAR-END

The following table quantifies certain payments and benefits that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2009. The information is provided relative to the named executive officer’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on the specified date.

		Before Change	After Change
		in Control	in Control
		Termination w/o	Termination w/o
		Cause or for	Cause or for	Voluntary			Change in
Name	Benefit	Good Reason	Good Reason	Termination(1)	Death	Disability	Control

Patrick L. McDonald	Severance Pay	$—	$1,290,000	$—	$—	$—	$1,290,000
	Bonus Payment	$—	$1,290,000	$—	$—	$—	$1,290,000
	Stock Option Vesting Acceleration	$—	$—	$—	$—	$—	$—
	Stock Award Acceleration	$—	$825,711	$—	$—	$—	$825,711
	Health Care Benefit	$—	$45,000	$—	$—	$—	$45,000
	Continuation Tax Gross-up	$—	$1,716,247	$—	$—	$—	$1,716,247
Don R. Madison	Severance Pay	$—	$926,250	$—	$—	$—	$926,250
	Bonus Payment	$—	$741,025	$—	$—	$—	$741,025
	Stock Option Vesting Acceleration	$—	$87,780	$—	$—	$—	$87,780
	Stock Award Acceleration	$—	$425,956	$—	$—	$—	$425,956
	Health Care Benefit Continuation	$—	$45,000	$—	$—	$—	$45,000
	Tax Gross-up	$—	$1,107,117	$—	$—	$—	$1,107,117
Milburn E. Honeycutt	Severance Pay	$—	$585,000	$—	$—	$—	$585,000
	Bonus Payment	$—	$292,500	$—	$—	$—	$292,500
	Stock Option Vesting Acceleration	$—	$29,925	$—	$—	$—	$29,925
	Stock Award Acceleration	$—	$224,063	$—	$—	$—	$224,063
	Health Care Benefit Continuation	$—	$45,000	$—	$—	$—	$45,000
	Tax Gross-up	$—	$585,138	$—	$—	$—	$585,138

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee are independent directors, and none of them are present or past employees of the Company. No member of the Compensation and Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of the Company’s executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Company’s Board of Directors or the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussion referenced above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

The Compensation Committee of the Board of Directors,

Ronald J. Wolny, Chairman
Joseph L. Becherer
Christopher E. Cragg
Stephen W. Seale, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements as of and for the year ended September 30, 2009, and discussed them with management and the Company’s independent registered public accounting firm. Based on such review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended September 30, 2009 for filing with the Commission. The Audit Committee also reviewed with management and the Company’s independent registered public accounting firm the interim financial information included in the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended December 31, March 31 and June 30, 2009 prior to their being filed with the Commission.

With and without management present, the Audit Committee discussed and reviewed the results of the Company’s independent registered public accounting firm’s examination of the Company’s September 30, 2009 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to their independence.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors,

Eugene L. Butler, Chairman
Christopher E. Cragg
Stephen W. Seale, Jr.
Robert C. Tranchon

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for the year ended September 30, 2009. It is anticipated that the Audit Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Audit Committee approved all services rendered by the Company’s independent registered public accounting firm during the years ended September 30, 2009 and September 30, 2008.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is reported to the Committee at the following meeting of the Committee.

Fees Paid to the Company’s Independent Registered Public Accounting Firm

For 2009 and 2008, the Company’s independent registered public accounting firm’s fees for various types of services to the Company were as shown below:

	PricewaterhouseCoopers
	2009		2008

Audit Fees	$1,052,958		$1,175,630
Audit-Related Fees	—		—
Tax Fees
Tax compliance services	58,500	(1)	115,600	(1)
Tax advisory services	14,330	(2)	—
All Other Fees	—		—
TOTAL	$1,125,788		$1,291,230

(1)	Tax compliance services relate to the preparation and filing of the U.S. Corporate Tax Return and state corporate income tax returns for the Company and its subsidiaries.

(2)	Tax advisory services relate to consulting services with respect to matters involving tax authorities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the year ended September 30, 2009 were in compliance, except that all of the Company’s directors other than Mr. Powell filed a Form 4 four days late to report their annual restricted stock grants and Mr. Powell filed such report six days late.

OTHER MATTERS

As of the date of this statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than the election of three directors of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the matter.

ANNUAL REPORT

An Annual Report to Stockholders and an Annual Report on Form 10-K covering the fiscal year of the Company ended September 30, 2009 are enclosed herewith. These reports do not form any part of the material for solicitation of proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the Annual Meeting of Stockholders to be held in 2011 must be received at the office of the Secretary of the Company no later than September 13, 2010 in order to be included in the Company’s proxy statement and form of proxy relating to that meeting.

Pursuant to the Company’s bylaws, a stockholder that intends to present business at the 2011 Annual Meeting and has not submitted such proposal by the date set forth above must notify the Secretary of the Company by November 28, 2010. If such notice is received after November 29, 2010, then the notice will be considered untimely, and the Company is not required to present such business at the 2011 Annual Meeting.

All proposals must comply with applicable SEC regulations and the Company’s Bylaws as amended to date.

By Order of the Board of Directors

/s/  THOMAS W. POWELL
Thomas W. Powell
Chairman of the Board

Dated: January 11, 2010

ANNUAL MEETING OF STOCKHOLDERS OF
POWELL INDUSTRIES, INC.
February 26, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://investor.shareholder.com/powell/annual-proxy.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided.  â
■	20300000000000000000 5	022610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2013.				2.
In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named herein is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

☐		NOMINEES:
	FOR ALL NOMINEES	¡ ¡ ¡	JOSEPH L. BECHERER PATRICK L. MCDONALD THOMAS W. POWELL

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
If properly executed, this voting instruction will be voted as directed herein.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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            ■
POWELL INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 26, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned appoints Eugene L. Butler and James F. Clark, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Powell Industries, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Powell Industries, Inc., to be held at the offices of Powell Industries, Inc., 8550 Mosley, Houston, Texas, at 11:00 a.m., Central Standard Time, on February 26, 2010 at any adjournment thereof, as follows:
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
POWELL INDUSTRIES, INC.
February 26, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investor.shareholder.com/powell/annual-proxy.cfm
â      Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.        â
■     20300000000000000000                                                   022610

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

1.	Election of the nominees listed below (except as indicated below) to the Board of Directors, class of 2013.				2.
In their discretion with respect to (1) any other matters as may properly come before the meeting and any adjournment thereof, (2) approval of the minutes of the prior meeting, if such approval does not amount to ratification of the action taken at that meeting, (3) the election of any other person as a director if a nominee named herein is unable to serve or for good cause will not serve, and (4) matters incident to the conduct of the meeting.

☐		NOMINEES:
	FOR ALL NOMINEES	¡ ¡ ¡	JOSEPH L. BECHERER PATRICK L. MCDONALD THOMAS W. POWELL

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)
If properly executed, this voting instruction will be voted as directed herein.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, SHARES ALLOCATED WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ NOMINEES.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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